UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2006
PDG ENVIRONMENTAL, INC.
(Exact name of registrant as specified in this charter)

Delaware	001-13667	22-2677298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1386 Beulah Road, Building 801, Pittsburgh, PA 15235
(Address of Principal Executive Offices and Zip Code)
Registrant’s Telephone Number, including area code: (412) 243-3200
Not applicable
(Former Name or Former Address, if Changes Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 (a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
The Company has determined that it will not be able to file its Quarterly Report on Form 10-Q for the quarter ended October 31, 2006 by the extension due date of December 20, 2006. Having completed the investigation into employee fraud in its Seattle office, the company has determined the aggregate financial impact to be $1.4 million, which is within the range of $1.0 million to $1.5 million estimated by management in a press release dated November 2. However, with respect to the financial impact of the employee fraud, the company requires additional time to determine the appropriate accounting treatment to give effect to the impact of the employee fraud and the allocation of the financial impact among current and prior reporting periods.
As previously disclosed in the Form 8-K filed on December 14, the company will restate its financial statements for the fiscal quarters ended April 30, 2006 and July 31, 2006. In addition, the company has now been advised that it will also need to restate its financial statements for fourth quarter and fiscal year ended January 31, 2006.
The company has determined that the employee fraud resulted in the recording of excess contract revenue of $0.3 million in the three months ended January 31, 2006, $0.4 million in the three months ended April 30, 2006 and $0.3 million in the three months ended July 31, 2006, and that net income was overstated by $0.18 million in the three months ended January 31, 2006, by $0.24 million in the three months ended April 30, 2006 and by $0.25 million in the three months ended July 31, 2006. These amounts do not include potential recoveries from insurance or other sources.
Management is endeavoring to complete the review in an expeditious manner. As soon as practicable, management will notify the Commission and investors when it plans to file the Quarterly Report on Form 10-Q for the quarter ended October 31, 2006 and the restatement of financial statements for the fiscal quarters ended April 30, 2006 and July 31, 2006, and the fiscal quarter and year ended January 31, 2006.
Item 8.01 Other Events
The Company is unable to file its quarterly report on Form 10-Q for the quarter ended October 31, 2006 by the extension due date of December 20, 2006 because the Company is in the process of completing the restatement of the financial statements for the fiscal quarter and year ended January 31, 2006 and fiscal quarters ended April 30, 2006 and July 31, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: December 20, 2006

PDG ENVIRONMENTAL, INC.

By:	/s/ John C. Regan

John C. Regan Chairman and Chief Executive Officer